Exhibit 10.5

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of February 5, 2004, between North American Technologies Group, Inc., a Delaware corporation, TieTek Technologies, Inc., a Texas Corporation, and TieTek LLC, a Delaware limited liability company (collectively and jointly and severally the “Debtor”), and Tie Investors, LLC, a Texas limited liability company (the “Secured Party”).

WHEREAS, the Debtor and Secured Party have entered into a construction loan agreement (the “Loan Agreement”) of even date pursuant to which the Secured Party has agreed to loan to Debtor certain funds on the terms and conditions set forth therein;

WHEREAS, pursuant to the Loan Agreement, the Debtor has agreed to execute and deliver this Security Agreement (this “Agreement”) to secure the Debtor’s obligation to make the payment when due under the Note (as defined in the Loan Agreement); and

WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Construction. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. The term “State,” as used herein, means the state of Texas. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “Obligations,” as used herein, means all of the obligations of the Debtor to the Secured Party to make the payment under the Loan Documents and all other obligations and liabilities of the Debtor under this Agreement.

In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer or other disposition of any Collateral by Debtor; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.” To the extent not inconsistent with the foregoing, the rules of construction and interpretation applicable to the Patent Security Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

2. Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest, senior to all other interest (except for Permitted Liens listed on Schedule I attached hereto), in and so pledges and assigns to the Secured Party each and all of the following property, rights or interests of Debtor, as each such term is defined in the Uniform Commercial Code as adopted and currently in force in the state of Texas including, but not limited to, any such property, rights or interest acquired by Debtor after the date hereof, but excluding the Excluded Assets (as hereinafter defined) (the “Collateral”): (i) accounts; (ii) chattel paper (whether tangible or electronic); (iii) commercial tort claims; (iv) deposit accounts; (v) documents; (vi) equipment; (vii) financial assets; (viii) fixtures; (ix) general intangibles; (x) goods; (xi) instruments; (xii) insurance claims and proceeds; (xiii) inventory; (xiv) investment property; (xv) letter of credit rights; (xvi) payment intangibles; (xvii) promissory notes; and (xviii) intellectual property, and all proceeds of the foregoing. The term “Collateral” also includes all patents (issued and applied for), and copyrights, trademarks, trade names, licenses, trade secrets and processes, and other intellectual property of Debtor, including without limitation, U.S. Patent No. 5,886,078 issued March 23, 1999, U.S. Patent Published Application No. 20020123553 dated March 5, 2001, Trademark “TieTek” Registration No. 2467881 issued July 10, 2001, and all other such rights and properties described in North American Technologies Group, Inc.’s (“NATK”) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including any additions and substitutions thereto. As used herein, “Excluded Assets” means the specific assets of NATK which are set forth on Schedule II attached hereto.

3. Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor (other than the Excluded Assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail (including a reference to all patents (issued and applied for), trademarks, trade names, licenses, trade secrets and processes, and other intellectual property of the Debtor including, without limitation, U.S. Patent Number 5,886,078 issued March 23, 1999, U.S. Patent Published Application No. 20020123553 with Application Date of March 5, 2001, Trademark “TieTek” Registration No. 2467881 issued July 10, 2001, and all other such rights and properties described in NATK’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002) and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

4. Other Actions as to Any and All Collateral. The Debtor further agrees, at the request and option of the Secured Party, to take, at Debtor’s expense, any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents, and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Patent Security Agreement. Concurrently herewith, the Debtor is also executing and delivering to the Secured Party a Patent Security Agreement pursuant to which the Debtor is granting to the Secured Party security interests in certain Collateral consisting of patents and patent rights. The provisions of the Patent Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Patent Security Agreement shall derogate from any of the rights or remedies of the Secured Party hereunder. Neither the delivery of, nor anything contained in, the Patent Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

6. Representations and Warranties Concerning Debtor’s Legal Status.

(a) North American Technologies Group, Inc. represents and warrants to the Secured Party as follows: (i) North American Technologies Group, Inc.’s exact legal name is North American Technologies Group, Inc., (ii) North American Technologies Group, Inc. is a Delaware corporation, (iii) North American Technologies Group, Inc.’s organizational identification number is 2112835, and (iv) North American Technologies Group, Inc.’s principal place of business is 14315 West Hardy Road, Houston, Texas 77060.

(b) TieTek Technologies, Inc. represents and warrants to the Secured Party as follows: (i) TieTek Technologies, Inc.’s exact legal name is TieTek Technologies, Inc., (ii) TieTek Technologies, Inc. is a Texas corporation and a wholly-owned subsidiary of North American Technologies Group, Inc., (iii) TieTek Technologies, Inc.’s organizational identification number is 01373482-00, and (iv) TieTek Technologies, Inc.’s principal place of business is 14315 West Hardy Road, Houston, Texas 77060.

(c) TieTek LLC represents and warrants to the Secured Party as follows: (i)

TieTek, LLC’s exact legal name is TieTek LLC, (ii) TieTek LLC is a Delaware limited liability company and a wholly-owned subsidiary of TieTek Technologies, Inc., (iii) TieTek LLC’s organizational identification number is                     , and (iv) TieTek LLC’s principal place of business is 14315 West Hardy Road, Houston, Texas 77060.

7. Covenants Concerning Debtor’s Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days’ prior written notice to the Secured Party, the Debtor will not change its name, its place of business, chief executive office or its mailing address; (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Security Party of such organizational identification number; and (c) the Debtor will not change its type of organization, jurisdiction or organization or other legal structure.

8. Representations and Warranties Concerning Collateral, etc. The Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens disclosed on Schedule I; (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State; (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral; (d) the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances; and (e) all other information set forth herein or otherwise provided to the Secured Party pertaining to the Collateral is accurate and complete.

9. Covenants Concerning Collateral, etc. The Debtor further covenants with the Secured Party as follows:

9.1 the Collateral, to the extent not delivered to the Secured Party and except as contemplated in Section 9.8 hereof, will be kept at 14315 West Hardy Road, Houston, Texas, or U.S. Highway 59 North, Marshall, Texas, and the Debtor will not remove the Collateral from such locations, without providing at least thirty (30) days’ prior written notice to the Secured Party;

9.2 except for the security interest herein granted and liens disclosed on Schedule I, the Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party;

9.3 the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party except for liens disclosed on Schedule I;

9.4 the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon;

9.5 the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located;

9.6 the Debtor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement;

9.7 the Debtor will continue to operate, its business in compliance with all applicable provision of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous material or substances; and

9.8 the Debtor will not sell or otherwise dispose of, or offer to sell or otherwise dispose of, the Collateral or any interest therein except for

(i)	sales and leases of inventory and licenses of general intangibles in the ordinary course of business, and

(ii)	so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices.

10. Insurance and Risk of Loss.

10.1 Debtor will insure the Collateral in accordance with Secured Party’s reasonable requirements regarding choice of carrier, risks insured against, and amount of coverage. Policies must be written in favor of Debtor, be endorsed to name Secured Party as an additional insured or as otherwise directed in writing by Secured Party, and provide that Secured Party will receive at least ten (10) days’ notice before cancellation or change in coverage. Debtor must provide copies of the policies or certificates, and any renewals, to Secured Party.

10.2 Debtor assumes all risk of loss to the Collateral.

10.3 Debtor appoints Secured Party as attorney-in-fact to collect any returned unearned premiums and proceeds of any insurance on the Collateral and to endorse and deliver to Secured Party any payment from such insurance made payable to Debtor. Debtor’s appointment of Secured Party as Debtor’s agent is coupled with an interest.

10.4 In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11. Collateral Protection Expenses; Preservation of Collateral.

11.1 Expenses Incurred by Secured Party. In the Secured Party’s discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. These expenses will bear interest from the date of advance at the rate of 18% per annum and are payable on demand at the place where the Obligations are payable. These expenses and interest are part of the Obligations and are secured by this Agreement. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

11.2 Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping, and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

12. An Event of Default. A default exists if:

12.1 Debtor fails to timely pay the Obligations or Debtor fails to perform any obligation or covenant in this Agreement or the Loan Documents as or when due to be paid or performed;

12.2 any warranty, covenant or representation in the Security Agreement or the Patent Security Agreement between Debtor, on the one hand, and Secured Party, on the other, in this Agreement is materially false when made;

12.3 a receiver is appointed for Debtor or any Collateral;

12.4 any Collateral is assigned for the benefit of creditors;

12.5 a bankruptcy or insolvency proceeding is commenced by Debtor;

12.6 a bankruptcy or insolvency proceeding is commenced against Debtor and the proceeding continues without dismissal for thirty (30) days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered;

12.7 Debtor is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of Debtor; or

12.8 any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with Collateral of like kind and quality or restored to its former condition.

13. Remedies.

13.1 If an Event of Default exists, Secured Party may:

(a)	demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party’s or Debtor’s name, as Secured Party desires, or takes control of any proceeds of the Collateral and apply the proceeds against the Obligations;

(b)	take possession of any Collateral not already in Secured Party’s possession, without demand or legal process, and for that purpose, Debtor grants Secured Party the right to enter any premises where the Collateral may be located;

(c)	without taking possession, sell, lease or otherwise dispose of the Collateral at any public or private sale in accordance with law;

(d)	exercise any rights and remedies granted by law or this Agreement;

(e)	notify obligors on the Collateral to pay Secured Party directly;

(f)	as Debtor’s agent, make any endorsements in Debtor’s name and on such Debtor’s behalf of any instruments in the Collateral and to any proceeds of the Collateral;

(g)	and enforce all rights, including voting rights, available to an owner of the Collateral; and

(h)	transfer record ownership of any Collateral to Secured Party.

13.2 Foreclosure of this security interest by suit does not limit Secured Party’s remedies, including the right to sell the Collateral under the terms of this Agreement. Secured Party may exercise all remedies at the same or different times, and no remedy is a defense to any other. Secured Party’s rights and remedies include all those granted by law and those specified in this Agreement.

13.3 Secured Party’s delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party’s rights to subsequently exercise those remedies or rights. Secured Party’s waiver of any default does not waive any other default by Debtor. Secured Party’s waiver of any right in this Agreement or of any default is binding only if it is in writing. Secured Party may remedy and default without waiving it.

13.4 If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor will be credited with the proceeds of the sale.

13.5 If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligations.

13.6 Secured Party has no obligation to marshal any assets in favor of or against Debtor, any of the Obligations, or any other obligation owned to Secured Party by Debtor or any other person.

13.7 If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this Agreement and by law will be presumed satisfied.

13.8 Notwithstanding anything herein to the contrary, Secured Party shall not foreclose upon the Collateral without giving forty-five (45) days’ advance written notice thereof to NATK.

14. Power of Attorney.

14.1 Appointment and Powers of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

(a)	upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights, and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery, and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)	to the extent that the Debtor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.

14.2 Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3 No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies to a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party:

15.1 to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition;

15.2 to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

15.3 to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral;

15.4 to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

15.5 to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

15.6 to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral;

15.7 to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature;

15.8 to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

15.9 to dispose of assets in wholesale rather than retail markets;

15.10 to disclaim disposition warranties;

15.11 to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral; or

15.12 to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15. Without limitation upon the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.

16. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17. Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Debtor further waives any and all other suretyship defenses.

18. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protection, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtor shall remain liable for any deficiency.

20. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

21. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

22. Binding on Successors and Permitted Assigns. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. Assignment of any part of the Obligations and Secured Party’s delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If such an assignment is made, Debtor will render performance under this Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or setoffs that Debtor could assert against Secured Party except defenses that cannot be waived. All representations, warranties, and obligations are joint and several as to Debtor.

23. Severability. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement.

24. Notice. Notice is reasonable if it is mailed, postage prepaid, to Debtor at Debtor’s Mailing Address at least ten (10) days before any public sale or ten (10) days before the time when the Collateral may be otherwise disposed of without further notice to Debtor.

25. First Lien Status. This security interest will neither affect nor be affected by any other security for any of the Obligations. Neither extensions of any of the Obligations nor releases of any of the Collateral will affect the priority or validity of this security interest.

26. Amendment. This Agreement may be amended only by an instrument in writing signed by Secured Party and Debtor.

27. Interest. Interest on the Obligations secured by this Agreement will not exceed the maximum amount of nonusurious interest that may be contracted for, take, reserved, charged or received under law. Any interest in excess of that maximum amount will be credited on the principal of the Obligations or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Obligations or, if the principal of the Obligations has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the Obligations.

28. No Prohibited Liens. In no event may this Agreement secure payment of any debt subject to title IV of the Texas Finance Code or create a lien otherwise prohibited by law.

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

DEBTOR:

NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

	By:	/s/ Kevin C. Maddox
Attest:	Name:	Kevin C. Maddox
	Its:	CEO
Federal ID #:

TIETEK TECHNOLOGIES, INC., a Texas corporation

	By:	/s/ Henry W. Sullivan
Attest:	Name:	Henry W. Sullivan
	Its:	President
Federal ID #:

TIETEK LLC, a Delaware limited liability company

	By:	/s/ Henry W. Sullivan
Attest:	Name:	Henry W. Sullivan
	Its:	President
Federal ID #:

SECURED PARTY:
TIE INVESTORS, LLC, a Texas limited liability company

	By:	SAMMONS VPC, INC., a Delaware corporation, Manager

	By:	/s/ John H. Washburn
Attest:	Name:	John H. Washburn
	Title:	Vice President

SCHEDULE I

TO SECURITY AGREEMENT

PERMITTED LIENS

Creditor	Second Collateral	Financing Statement No.
Toyota Motor Company	4 forklifts

Fidelity Leasing, Inc.	Air Compressor

Avalanche Resources, LTD has subordinated its lien(s) evidenced by Financing Statement Nos.                      (with respect to assets of NATK) and                      (with respect to assets of TieTek, Inc.) to the lien(s) of Secured Party pursuant to that certain Intercreditor Agreement between Secured Party, Debtor and Avalanche Resources, LTD dated of even date herewith.

SCHEDULE II

TO SECURITY AGREEMENT

EXCLUDED ASSETS

Excluded Assets shall mean all of the following assets of NATK: (i) cash; (ii) securities (investment and stock of subsidiaries [other than TieTek]); (iii) patents and other proprietary rights not pertaining or related to the Business; (iv) contracts unrelated to the Business; (v) except contracts or contract rights related to the Business permitted to be conducted by NATK as contemplated in Sections 6.05 and 6.06 of the Regulations of TieTek LLC; (vi) corporate books and records and furniture; (vii) claims unrelated to the operation of the Business; and (viii) any other assets of NATK unrelated to the Business.